Exhibit 99.1

      STILLWATER MINING COMPANY RESUMES OPERATIONS AT ITS EAST BOULDER MINE

    BILLINGS, Mont., Sept. 14 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) issued the following press release:

    Employees at the Stillwater Mining Company's East Boulder mine will return to work tomorrow morning, Friday, September 15th, following closure of the facility from Wednesday evening through Thursday due to the Jungle wildfire. Earlier this afternoon, fire officials announced their decision to reopen public access to roads in the area of the mine. The mine facilities themselves were not directly threatened by the fire.

    Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining Company can be found at its website: www.stillwatermining.com.

SOURCE  Stillwater Mining Company
    -0-                             09/14/2006
    /CONTACT:  Dawn E. McCurtain of Stillwater Mining Company,
+1-406-373-8727/
    /Web site:  http://www.stillwatermining.com /